Exhibit 99.1

FOR IMMEDIATE RELEASE December 4, 2012	Investor and Media Contact: Whitney Finch Vice President of Investor Relations 813.421.7694 wfinch@walterinvestment.com

WALTER INVESTMENT MANAGEMENT CORP. COMPLETES REFINANCING OF

SENIOR SECURED NOTES AND REVOLIVNG CREDIT FACILITY

(Tampa, Fla.) – Walter Investment Management Corp. (NYSE MKT: WAC) (“Walter Investment” or the “Company”) today announced that it completed the refinancing of its senior secured debt.

Credit Suisse Securities (USA) LLC, Morgan Stanley Senior Funding, Inc. and BofA Merrill Lynch assisted the Company with the execution of a senior secured first lien term loan facility in the aggregate principal amount of $700 million and a senior secured revolving credit facility in the aggregate principal amount of $125 million. The facilities bear interest at a rate per annum equal to, LIBOR plus 4.50%, with a LIBOR “floor” of 1.25% and mature on November 28, 2017.

The company used the proceeds of the new term loan to (1) repay all indebtedness outstanding under its existing first lien term loan (approximately $425 million at September 30, 2012), (2) pay related transaction costs and expenses, (3) provide liquidity for potential growth opportunities, including acquisitions, and for working capital and general corporate purposes.

Mark J. O’Brien, Chairman and CEO of Walter Investment said, “We are quite pleased to have complete d the refinancing of our existing first lien term loan facility and revolving credit facility under the improved terms. The refinancing of these facilities not only enables us to take advantage of the lower rates available in the credit markets, significantly lowering our interest expense, but also meaningfully improves our financial flexibility leaving us well positioned to capitalize on the opportunities in our $500 billion active pipeline. ”

About Walter Investment Management Corp.

Walter Investment Management Corp. is an asset manager, mortgage servicer and mortgage portfolio owner specializing in less-than-prime, non-conforming and other credit-challenged mortgage assets. Based in Tampa, Fla., the Company has over 2,600 employees and services a diverse loan portfolio. For more information about Walter Investment Management Corp., please visit the Company’s website at www.walterinvestment.com.

Pipeline

The term “pipeline, “ when used in this release, refers to opportunities or potential opportunities in the market for products within our strategic profile that we have identified as targets to add to our servicing portfolio through either the acquisition of MSR or sub-servicing contracts. In each case we have contacted the seller or its representative to register our interest, or are currently engaged in discussions or negotiations directly with the seller or its representative. The status of “pipeline opportunities” varies from early stage contact through exclusive negotiations. There can be no guarantee that any of the opportunities in our pipeline will result in purchases or contracts added by the Company.

Disclaimer and Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Walter Investment’s plans, beliefs, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Walter Investment’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Walter Investment’s results to differ materially from current expectations include, but are not limited to: the availability of MSRs and other investment opportunities in our pipeline at acceptable prices, along with the availability of any additional capital that may be necessary to purchase MSRs or make other investments; U.S. competition for investments; and other factors relating to our business in general as detailed in Walter Investment’s 2011 Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by Walter Investment that the projections will prove to be correct. This press release speaks only as of this date. Walter Investment disclaims any duty to update the information herein.